                                                                    EXHIBIT 4.26

                           [LETTERHEAD APPEARS HERE]

                                STATE OF NEW YORK
                               DEPARTMENT OF STATE
                              ALBANY, NY 12231-0001



ALEXANDER F. TREADWELL
  SECRETARY OF STATE

                                                      FILING ACKNOWLEDGMENT

                                                         September 10, 1996

RETURN TO CUSTOMER SERVICE COUNTER

                                           Customer Reference Number: 31764

C T CORPORATION SYSTEM
155 WASHINGTON AVENUE
ALBANY, NY 12210

Attached is the acknowledgment copy of your recently submitted filing. This document has been filed with the New York State Department of State, Uniform Commercial Code Division.

This UCC-3 Termination has been assigned Filing Number: 178808, Filing Date:
09/09/1996.

The Original Financing Statement No.009126 filed 01/16/1996 and any associated UCC-3 filings referencing this financing statement have been removed from our active files by this action.

If you have any concerns regarding the way this document was referenced and/or processed, please contact one of our Customer Service Representatives at (518) 432-2733, or respond in writing to the UCC Data Processing Unit at the address indicated above.

Sincerely,

Uniform Commercial Code Division
Data Processing Unit                                             REF #: 571522
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                             SECRETARY OF THE STATE
                                30 TRINITY STREET
                                 P.O. BOX 150470
                             HARTFORD, CT 06115-0470

NOVEMBER 12,1996


       CT CORPORATION SYSTEM
       ONE COMMERCIAL PLAZA
       280 TRUMBULL STREET
       HARTFORD, CT 06103-3597

RE:    Acceptance of UCC Filing

This Letter is to confirm the acceptance of the following filing:

Work Order Number: 1996121770-003
UCC Filing Number: 0001722201
Reference Number: 0001650738
Type of Request: TERMINATION
Date Accepted: SEP 04 1996
Time Accepted: 01:30 PM
Work Order Payment Received: 100.00
Payment Received: 25.00
Account Balance: 19554.30
Customer Id: 007625

A UCC filing report has been provided for verification.

Commercial Recording Division
LILLIAN FLETCHER
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                                UCC FILING REPORT





      WORK ORDER NUMBER:1996121770-003
      UCC FILING NUMBER:0001722201

DEBTOR NAMES AND ADDRESSES:

            NAME PREFIX:
          BUSINESS NAME:EL CAMINO RESOURCES, LTD.
            NAME SUFFIX:
                ADDRESS:21051 WARNER CENTER LANE
         CITY/STATE/ZIP:WOODLAND HILLS, CA 91367

SECURED PARTY NAMES AND ADDRESSES:

            NAME PREFIX:
          BUSINESS NAME:THE CIT GROUP/EQUIPMENT FINANCING, INC.
            NAME SUFFIX:
                ADDRESS:900 ASHWOOD PARKWAY, 6TH FLR.
         CITY/STATE/ZIP:ATLANTA, GA 30338

                               ** END OF REPORT **